Exhibit 10.1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
BETWEEN MALVERN FEDERAL SAVINGS BANK AND DENNIS BOYLE

This Amendment No. 1 to the Amended and Restated Supplemental Executive Retirement Plan Agreement (the “SERP”) between Malvern Federal Savings Bank (the “Bank”) and Dennis Boyle (the “Executive”) is dated and effective as of the 5th day of December 2014.  The SERP was originally effective as of April 1, 2004 and was last amended and restated effective as of December 16, 2008.  Capitalized terms which are not defined herein shall have the same meaning as set forth in the SERP.

WHEREAS, the SERP was designed to provide supplemental retirement and death benefits to the Executive;

WHEREAS, the Bank desires to freeze the benefits payable under the SERP in order to reduce its future compensation expense, with the amount of the frozen benefit to be equal to the amount of the benefit that would be payable to the Executive if he had an Early Termination (as defined in section 1.7 of the SERP) as of the date of this amendment (i.e., the Accrued Liability shown in Schedule A to the SERP as of September 30, 2014, as required by Section 5.1 of the SERP);

WHEREAS, Section 7.1 of the SERP permits the Bank to amend the SERP at any time pursuant to an agreement executed by the Bank and the Executive;

WHEREAS, as an inducement to have the Executive execute this Amendment, the Bank is willing to reduce the length of the non-compete period in Section 5.4 of the SERP from five years following commencement of the benefits to one year following such commencement; and

WHEREAS, the Executive acknowledges that Section 7.2 of the SERP permits the Bank to unilaterally terminate the SERP at any time, without reducing the non-compete period in Section 5.4 of the SERP;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth, and such other consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment to Section 2.1.1.  Section 2.1.1 of the SERP is hereby amended and restated to read in its entirety as follows:

“2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is $24,579.47, which represents one-fifteenth of the Accrued Liability as of September 30, 2014.”

2.           Amendment to Section 2.2.1. Section 2.2.1 of the SERP is hereby amended and restated to read in its entirety as follows:

“2.2.1	Amount of Benefit. The annual benefit under this Section 2.2 is $24,579.47, which represents one-fifteenth of the Accrued Liability as of September 30, 2014.”

3.           Amendment to Section 2.3.1. Section 2.3.1 of the SERP is hereby amended and restated to read in its entirety as follows:

“2.3.1	Amount of Benefit. The annual benefit under this Section 2.3 is $24,579.47, which represents one-fifteenth of the Accrued Liability as of September 30, 2014.”

4.           Amendment to Section 2.4.1. Section 2.4.1 of the SERP is hereby amended and restated to read in its entirety as follows:

“2.4.1	Amount of Benefit. The annual benefit under this Section 2.4 is $24,579.47, which represents one-fifteenth of the Accrued Liability as of September 30, 2014.”

5.           Amendment to Section 3.1.1. Section 3.1.1 of the SERP is hereby amended and restated to read in its entirety as follows:

“3.1.1	Amount of Benefit. The benefit under this Section 3.1 is $368,692, which represents the Accrued Liability as of September 30, 2014.”

6.           Amendment to Section 5.4. The first paragraph of Section 5.4 of the SERP (the paragraph immediately preceding clauses (i) through (v) of such section) is hereby amended and restated to read in its entirety as follows:

“Non-compete Provision.  The Executive shall forfeit any unpaid benefits under this Agreement if during the term of this Agreement, and for a period of one year after payment of benefits has commenced, the Executive, directly or indirectly, either as an individual or as a proprietor, stockholder partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly-traded company):”

7.           Effectiveness.  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the SERP, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

8.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same instrument.

(Signature page follows)

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IN WITNESS WHEREOF, the Bank and the Executive have caused this Amendment to be executed effective as of the day and year first written above.

MALVERN FEDERAL SAVINGS BANK

By:	/s/ Anthony C. Weagley
Anthony C. Weagley
Chief Executive Officer and President

EXECUTIVE

By:	/s/ Dennis Boyle
Dennis Boyle

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